UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 23, 2005

Mitek Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-15235	87-0418827
(Commission File Number)	(IRS Employer Identification No.)

14145 Danielson Street, Suite B, Poway, CA	92064
(Address of Principal Executive Offices)	(Zip Code)

(858) 513-4600
(Registrant’s Telephone Number, Including Area Code)

___________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 25, 2005, Mitek Systems, Inc. issued a press release, attached hereto as Exhibit 99.1, announcing that effective May 23, 2005, (i) Vinton P. Cunningham was elected to the Company’s Board of Directors and appointed to the Audit Committee; (ii) John M. Thornton resigned as Chief Financial Officer, to continue as Director and Chairman of the Board for the Company; and (iii) Tesfaye Hailemichael has been appointed as the Company’s Chief Financial Officer.

Effective May 23, 2005, Vinton P. Cunningham was elected to the Company’s Board of Directors. From 1993 to 2002, Mr. Cunningham served as Chief Financial Officer of EdVision Corporation, a privately-held developer and distributor for educational software sold to schools and school districts for curriculum development and assessment. The company was acquired in 2003 by John H. Harland Company (NYSE: JH) in 2003.

Prior to his position with EdVision, Mr. Cunningham was Chief Operating Officer and Chief Financial Officer of Founders Club Golf Company, Chief Financial Officer and Treasurer of Superior Farming Company, Chief Financial Officer of Rawlings Sporting Goods Company, and Chief Financial Officer of Columbia Yacht Corporation. He began his career as a Certified Public Accountant with Arthur Andersen & Co. Mr. Cunningham received his Bachelor of Science in Accounting from the University of Southern California.

Effective May 23, 2005, Tesfaye Hailemichael was appointed as the Company’s Chief Financial Officer. He entered into an at-will agreement with the Company under which he will earn an annualized base salary of $165,000, which may be increased by 5% following an initial 90 day probationary period and related performance review. Mr. Hailemichael is also being granted options for the acquisition of 150,000 shares of the Company’s common stock subject to the terms and conditions of the Company’s 1999 Stock Option Plan. The options are exercisable at $0.75, which is the closing price of the Company’s common stock on the OTC Bulletin Board as of May 23, 2005. The options will vest over a three year period.

From October 2003 to November 2004, Mr. Hailemichael served as Chief Financial Officer of Maxwell Technologies, Inc. (NASDAQ: MXWL), a leading designer and distributor of energy storage and micro-electronic products, where he was responsible for financial planning, public reporting, accounting, bank relations, Sarbanes-Oxley compliance, foreign currency management, subsidiary transactions and information technology.

From 2001 to 2003, Mr Hailemichael served as the Chief Financial Officer of Raidtec Ltd., a private company that specialized in high performance, high availability computer data storage systems organizations, and which was acquired by Plasmon (LSE: PLM), a United Kingdom based company listed on the London Stock Exchange with development and manufacturing facilities in Europe and North America.

Mr Hailemichael also previously served as Executive Vice President and Chief Financial Officer of Transnational Computer Technology, the Chief Financial Officer of Dothill Systems (NASDAQ: HILL), and Chief Financial Officer of Omnitec Medical Corporation. Mr. Hailemichael received his Masters degree in Accounting from Catholic University and his Bachelor of Science in Accounting from Bowie State College.

Item 9.01  Financial Statements and Exhibits.

Item 9.01(c) Exhibits

Exhibit 99.1 Press Release of the Company dated May 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                MITEK SYSTEMS, INC.

Date: May 25, 2005                                                                              By: /s/ James B. DeBello
                                                                                                                James B. DeBello
                                                                                                                President and Chief Executive Officer